Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

PGI Reports Third Quarter 2014 Results

For Immediate Release

Tuesday, November 11, 2014

Charlotte, N.C. --- Polymer Group, Inc. (“PGI” or the “Company”) reported results of operations for the third quarter ended September 27, 2014.

As previously announced, the Company completed the acquisition of Providência on June 11, 2014 (the "Providência Acquisition Date"), whereby the Company acquired a 71.25% controlling interest in Providência. The results of operations of Providência have been included in the Company's operating results since the Providência Acquisition Date. In addition, the Company completed the acquisition of Fiberweb on November 15, 2013 (the "Fiberweb Acquisition Date"), whereby Fiberweb became a wholly-owned subsidiary of the Company. The results of operations of Fiberweb have been included in the Company's operating results since the Fiberweb Acquisition Date.

In light of the recent acquisition of Providência, the Company realigned its reportable segments during the third quarter of 2014 to more closely reflect our corporate and business strategies and to promote additional productivity and growth. Reportable segments are now as follows: North America, South America, Europe and Asia. The operations previously reported in the Oriented Polymers segment are now included within the North America segment, along with the operations in Mexico. The Europe and Asia segments remain unchanged. Prior-year information has been updated to conform to the current year presentation.

Third Quarter 2014 Highlights:

•	Record Sales and Adjusted EBITDA

◦	Net sales for the third quarter of $498.0 million grew 72.3% from a year ago and increased 13.2% from the second quarter of 2014.

◦	Adjusted EBITDA of $57.9 million for the third quarter was 64.2% higher than the prior year.

•	Continued Momentum in Core Markets, Acquisitions and Growth Initiatives and Investments

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PGI Reports Third Quarter 2014 Results

◦	Fiberweb integration is nearing completion and Providência integration is fully underway. Providência provided $91.1 million of net sales during the third quarter.

◦
Cost optimization initiatives are ahead of schedule and contributing to improved productivity and overall cost position. Annualized integration synergies are now expected to exceed $55 million for both Fiberweb and Providência.

◦
Solid organic growth year-over-year as North America benefited from expansion in hygiene and technical specialties; South America grew hygiene volumes and experienced pricing stability; growth in Europe resulted from improved volumes in wipes and technical specialties combined with productivity improvements; and Asia continued to benefit from strong healthcare volumes.

◦	Growth investments continue with significant expansion of Spinlace® technology in Benson, NC, added a new line and an additional 300 million square meters of manufacturing capacity.

•	Focus on Operational Excellence and Raw Material Environment

◦	Priorities remain on continued integration and growth initiatives combined with productivity improvements and a focus on economic leadership.

◦
Raw material costs increased during the quarter compared with the second quarter of 2014, which impacted quarter-over-quarter profit dynamics. Additionally, raw material costs in North America have continued to increase in the fourth quarter.

PGI’s Chief Executive Officer, J. Joel Hackney Jr., stated, “PGI delivered a solid third quarter, following a strong second quarter, with record sales as our base business, strategic acquisitions and growth initiatives are continuing to build momentum. Our integration of Fiberweb is nearing completion and our integration of Providência is fully underway. Both of these acquisitions are resulting in significant financial contributions and growth opportunities for PGI. Continued growth in our base business is also a top priority for our Company and we are very pleased with the benefits from the investment we made in our Waynesboro facility to expand our Spunmelt line for filtration and other technical specialty applications. Additionally, consistent with our strategy to grow leveraging different technologies and better serve our global customer base, we recently announced our plans to expand our Spinlace® technology in our Benson, NC, manufacturing facility, which will allow us to continue to lead the specialty materials market. Our focus remains on strategic initiatives that will result in growth in new markets and economic leadership that will result in a safer, cleaner and healthier world.”

THIRD QUARTER 2014 RESULTS

Net sales were $498.0 million for the third quarter of 2014 compared with $289.0 million for the third quarter of 2013. The increase in net sales was primarily driven by an increase in overall volumes as well as improved pricing. Net sales in Asia increased 10.5%, driven by a strong healthcare market as well as incremental volume from our new hygiene manufacturing line. In addition, net sales in South America, Europe and North America increased 177.1%, 85.5% and 56.3%, respectively, as incremental sales from both Fiberweb and Providência complemented our overall portfolio.

Overall volume growth contributed $205.3 million to net sales compared with the three months ended September 28, 2013. The increase was primarily driven by the contributions of both Fiberweb and Providência, which represented an incremental $198.4 million of net sales for the current period.

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PGI Reports Third Quarter 2014 Results

Incremental volume growth of $3.2 million in Asia was driven by higher volumes sold in the hygiene and healthcare markets, both of which were supported by our recent capacity expansions. In Europe, increased sales into the technical specialties and wipes product markets increased net sales by $4.0 million. Improvements in the hygiene market provided $0.4 million of incremental volume growth in South America. Volumes decreased slightly by $0.7 million in North America, primarily driven by lower wipes and industrial market sales.

For the three months ended September 27, 2014, net selling prices increased $3.5 million compared with the three months ended September 28, 2013. The pricing increase was primarily driven by product mix movements of $1.4 million in Asia. The increase was a result of a larger proportion of current quarter sales in the healthcare market. Improved pricing of $1.0 million in North America reflects the impacts of pricing initiatives implemented during the year. In addition, we experienced improved pricing of $0.7 million in South America and $0.4 million in Europe. The pricing increase primarily resulted from our passing through higher raw material costs associated with index-based selling agreements and market-based pricing trends.

Gross profit for the three months ended September 27, 2014 was $80.5 million, a $32.3 million increase compared with the three months ended September 28, 2013. The primary driver of the increase related to the contributions from Fiberweb, which represented and incremental $21.6 million for the period, including contributions associated with integration synergies. In addition, contributions from Providência were $9.0 million, including $1.6 million related to the non-recurring amortization expense of the inventory step-up established as a result of the acquisition as well as the negative impact of start-up inefficiencies in Brazil as certain lines were returning to normal operations during the quarter.

Increases in net sales within each of our geographic regions, primarily in Europe and Asia, further provided incremental gross profit. In addition, the reduction of our labor component of cost of goods sold reflects the positive benefits of our cost reduction initiatives. However, these amounts were partially offset by lower net spreads (the difference between the change in raw material costs and selling prices) of $3.2 million as raw material costs increased, primarily impacting the North America and Asia. Other costs that impacted gross profit include an increase to our overhead component of cost of goods sold, primarily related to manufacturing costs in South America. As a result, gross profit as a percentage of net sales for the three months ended September 27, 2014, including the effects of purchase accounting, decreased slightly to 16.2% from 16.7% for the three months ended September 28, 2013.

Selling, general and administrative expenses for the three months ended September 27, 2014 were $65.8 million, a $32.3 million increase compared with the three months ended September 28, 2013. The increase was primarily related to the inclusion of Fiberweb, which added an incremental $15.8 million of costs for the period. In addition, expenses related to our recent acquisition of Providência added $11.1 million to selling, general and administrative expenses. Other selling general and administrative expenses increased $5.5 million compared with the prior year. Factors that contributed to the increase include higher incentive compensation and Blackstone-related management fees as well as increased selling, marketing and freight expenses. In addition, we incurred higher employee-related expenses and costs related to third-party fees and expenses. As a result, selling, general and administrative expenses as a percentage of net sales increased to 13.2% for the three months ended September 27, 2014 from 11.6% for the three months ended September 28, 2013.

Special charges were $14.9 million for the third quarter of 2014 and included $6.9 million related to a non-cash goodwill impairment charge in our South America segment. Other charges include $4.3 million related to professional fees and other transaction costs associated with our acquisition of Providência as well as $2.6 million of Fiberweb integration costs. In addition, we incurred $1.0 million of restructuring and plant realignment activities primarily associated with the Fiberweb Acquisition.

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PGI Reports Third Quarter 2014 Results

Special charges were $7.1 million for the third quarter of 2013 and included $6.2 million related to professional fees and other transaction costs associated with the acquisition of Fiberweb.

Operating income for the third quarter of 2014 was $2.1 million compared with operating income of $7.0 million in the third quarter of 2013 and a loss of $5.7 million in the second quarter of 2014. The overall decrease in operating income was primarily driven by higher special charges and the impact of purchase accounting adjustments associated with the acquisition of Fiberweb and Providência.

Interest expense during the quarter was $28.8 million, of which $13.4 million relates to incremental indebtedness used to fund our recent acquisitions. Foreign currency and other, net was an expense of $26.6 million for the quarter. The main driver of the expense related to foreign currency losses on non-operating assets and liabilities, primarily impacting South America and Europe as the U.S. dollar strengthened considerably during the quarter. Other items include $5.9 million attributable to the decline in the fair value of certain currency contracts in place associated with the Providência Acquisition. In addition, we incurred $5.0 million related to certain changes to our debt structure, which are included within Debt modification and extinguishment costs. Income tax during the quarter was a benefit of $1.1 million and earnings attributable to noncontrolling interests resulted in a charge of $1.9 million.

As a result of the above, the Company reported a net loss of $55.2 million for the third quarter of 2014 compared with a net loss of $8.3 million for the third quarter of 2013 and a net loss of $16.6 million in the second quarter of 2014. Adjusted EBITDA for the third quarter of 2014 was $57.9 million compared with $35.3 million for the third quarter of 2013 and $55.3 million for the second quarter of 2014. Adjusted EBITDA, a non-GAAP financial measure, is defined and reconciled to net income below.

NINE MONTHS ENDED SEPTEMBER 27, 2014 RESULTS

Net sales were $1,360.5 million for the nine months ended September 27, 2014 compared with $867.6 million for the nine months ended September 28, 2013. The increase in net sales was primarily driven by an increase in overall volumes as well as improved pricing and favorable foreign currency impacts of $6.5 million. Net sales in Asia increased 14.4% driven by a strong healthcare market as well as incremental volume from our new hygiene manufacturing line. In addition, net sales in Europe, South America and North America increased 86.7%, 80.2% and 47.3%, respectively, as incremental sales from both Fiberweb and Providência complemented our overall portfolio.

Overall volume growth contributed $481.7 million to net sales compared with the nine months ended September 28, 2013. The increase was primarily driven by the contributions of both Fiberweb and Providência, which represented an incremental $452.7 million of net sales for the current period. Incremental volume growth of $21.0 million in Asia was driven by higher volumes sold in the hygiene and healthcare markets, both of which were supported by our recent capacity expansions. In Europe, increased net sales of $9.2 million reflects improvement in underlying demand across our platform. Improvements in the hygiene market provided $4.2 million of incremental volume growth in South America, while total volumes decreased $5.4 million in North America, primarily driven by lower wipes and industrial market sales as well as the timing of customer orders.

For the nine months ended September 27, 2014, net selling prices increased $4.7 million compared with the nine months ended September 28, 2013. The pricing increase was primarily driven by higher net selling prices of $7.0 million in North America, which reflects the impacts of pricing initiatives implemented during the year. In addition, we experienced pricing improvements in South America of $2.6 million. The pricing increase, which primarily resulted from our passing through higher raw

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PGI Reports Third Quarter 2014 Results

material costs associated with index-based selling agreements and market-based pricing trends, more than offset lower selling prices of $1.3 million in Europe. Product mix movements in Asia impacted net sales by $3.6 million. The decrease was a result of a larger proportion of current-year sales in the hygiene market compared with more prior-year sales in the healthcare market, which have higher average selling prices.

Gross profit for the nine months ended September 27, 2014 was $241.5 million, a $97.1 million increase compared with the nine months ended September 28, 2013. The primary driver of the increase related to the contributions from Fiberweb, which represented an incremental $76.1 million for the period, including contributions associated with integration synergies. In addition, contributions from Providência were $14.5 million, including $4.9 million related to the non-recurring amortization expense of the inventory step-up established as a result of the acquisition as well as the negative impact of start-up inefficiencies in Brazil as certain lines were returning to normal operations during the third quarter.

Increases in net sales within each of our geographic regions, primarily in Europe and Asia, further provided incremental gross profit. In addition, our reduction of our labor component of cost of goods sold reflects the positive benefits of our cost reduction initiatives. However, these amounts were partially offset by lower net spreads (the difference between the change in raw material costs and selling prices) of $10.3 million as raw material costs increased, primarily impacting the Asia and South America. Other costs that impacted gross profit include an increase to our overhead component of cost of goods sold, primarily related to increased manufacturing costs in South America and increased depreciation in Asia. These amounts were partially offset by improved manufacturing efficiencies in Europe, North America and Asia. As a result, gross profit as a percentage of net sales for the nine months ended September 27, 2014, including the effects of purchase accounting, increased to 17.8% from 16.7% for the nine months ended September 28, 2013.

Selling, general and administrative expenses for the nine months ended September 27, 2014 were $185.5 million, a $78.3 million increase compared with the nine months ended September 28, 2013. The increase was primarily related to the inclusion of Fiberweb, which added an incremental $54.1 million of costs for the period. In addition, expenses related to our recent acquisition of Providência added $18.8 million to selling, general and administrative expenses. Other selling general and administrative expenses increased $5.4 million compared with the prior year. Factors that contributed to the increase include higher incentive compensation and Blackstone-related management fees as well as increased selling, marketing and freight expenses. However, these costs were partially offset by a reduction in third-party fees and expenses and lower stock-based compensation expense. As a result, selling, general and administrative expenses as a percentage of net sales increased to 13.6% for the nine months ended September 27, 2014 from 12.4% for the nine months ended September 28, 2013. The nine months ended September 28, 2013 include $5.3 million of expenses related to the announced retirement, and simultaneous appointment of, our Chief Executive Officer position.

Special charges were $47.9 million for the nine months ended September 27, 2014 and included $19.2 million related to professional fees and other transaction costs associated with our acquisition of Providência as well as $10.1 million of other costs associated with the integration of Fiberweb. In addition, we incurred $10.1 million of restructuring and plant realignment costs primarily associated with Fiberweb integration activity. Special charges also included $6.9 million related to a non-cash goodwill impairment charge in our South America segment. Special charges were $10.6 million for the nine months ended September 28, 2013 and included $6.2 million related to professional fees and other transaction costs associated with the acquisition of Fiberweb. In addition, we incurred $2.2

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PGI Reports Third Quarter 2014 Results

million related to our internal redesign and restructuring of global operations initiative and $1.5 million related to restructuring and plant realignment costs.

Operating income for the nine months ended September 27, 2014 was $5.5 million compared with operating income of $24.7 million in the nine months ended September 28, 2013. The overall decrease in operating income was primarily driven by higher special charges, the impacts of purchase accounting adjustments associated with the acquisition of Fiberweb and Providência.

Interest expense during the nine months ended September 27, 2014 was $67.6 million, of which $23.8 million relates to incremental indebtedness used to fund our recent acquisitions. Foreign currency and other, net was an expense of $11.6 million during the period. The main driver of the expense related to foreign currency losses on non-operating assets and liabilities, primarily impacting South America and Europe. Other items include $5.9 million attributable to the decline in the fair value of certain currency contracts in place associated with the Providência Acquisition. These amounts were partially offset by the settlement of a foreign exchange contract associated with the Providência purchase price. In addition, we incurred $15.7 million related to certain changes to our debt structure, which are included within Debt modification and extinguishment costs. Income tax during the quarter was a benefit of $0.9 million and earnings attributable to noncontrolling interests resulted in a charge of $4.2 million.

As a result of the above, the Company reported a net loss of $84.4 million for the nine months ended September 27, 2014 compared with a net loss of $8.3 million for the nine months ended September 28, 2013. Adjusted EBITDA for the nine months ended September 27, 2014 was $161.9 million compared with $99.0 million for the nine months ended September 28, 2013. Adjusted EBITDA, a non-GAAP financial measure, is defined and reconciled to net income below.

FINANCIAL METRICS

Net debt (defined as total debt less cash balances) as of September 27, 2014 was $1,308.7 million compared with $810.6 million as of December 28, 2013. Capital expenditures for the nine months ended September 27, 2014 were $53.8 million. Operating working capital (defined as accounts receivable plus inventories less trade accounts payable and accrued liabilities) was $132.9 million as of September 27, 2014, or 6.7% of annualized net sales, compared with $43.2 million as of December 28, 2013, or 2.7% of annualized net sales.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA (as defined below) is used in this release as a “non-GAAP financial measure,” which is a measure of the Company’s financial performance that is different from measures calculated and presented in accordance with GAAP within the meaning of applicable Securities and Exchange Commission rules. A non-GAAP financial measure, such as EBITDA or Adjusted EBITDA, should not be viewed as an alternative to GAAP measures of performance such as (1) net income determined in accordance with GAAP or (2) operating cash flows determined in accordance with GAAP. The calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies.

As defined in the Company’s indenture and credit agreements, Adjusted EBITDA is generally calculated as net income (loss) before interest expense, income and franchise taxes and depreciation and amortization, further adjusted to exclude the effects of currency and certain unusual, non-cash, non-recurring and other items permitted in calculating covenant compliance under the indenture governing the Senior Secured Notes, the Term Loans and in our ABL Facility. With certain exceptions,

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PGI Reports Third Quarter 2014 Results

it is also generally consistent with the metric used by management as a performance measurement for certain performance-based incentive compensation plans. In addition, the Company considers Adjusted EBITDA an important supplemental measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

Polymer Group, Inc. is a leading global, technology-driven developer, producer and marketer of specialty materials, and the world's largest producer of nonwovens. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The Company operates 24 manufacturing and converting facilities in 14 countries throughout the world.

EARNINGS CONFERENCE CALL

PGI will conduct an investor conference call, including presentation slides, starting at 10:30 a.m. ET on Wednesday, November 12, 2014. A live webcast of the conference call and presentation material can be accessed by visiting PGI's investor relations website at www.polymergroupinc.com. The number to call for the live interactive teleconference is (800) 299-9086 or (617) 786-2903 and entering the passcode, 38362473. A replay of the conference call will be available until November 19, 2014, by dialing (888) 286-8010 or (617) 801-6888 and entering the passcode, 38187473. After the conclusion of the conference call, a webcast replay will be made available at www.polymergroupinc.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward‑looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward‑looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; the ability to meet existing debt covenants or obtain necessary waivers; achievement of objectives for strategic acquisitions and dispositions; the ability to achieve successful or timely start-up of new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations, including climate change-related legislation and regulation. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:
Dennis Norman
Chief Financial Officer
(704) 697-5186
normand@pginw.com

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PGI Reports Third Quarter 2014 Results

POLYMER GROUP, INC.
Consolidated Statements of Operations
(In Thousands)

Unaudited

	Three Months Ended September 27, 2014	Three Months Ended June 28, 2014	Three Months Ended September 28, 2013
Net sales	$498,013	$439,898	$288,979
Cost of goods sold	(417,521)	(353,312)	(240,779)
Gross profit	80,492	86,586	48,200
Selling, general and administrative expenses	(65,796)	(64,169)	(33,463)
Special charges, net	(14,893)	(24,264)	(7,093)
Other operating, net	2,266	(3,855)	(671)
Operating income (loss)	2,069	(5,702)	6,973
Other income (expense):
Interest expense	(28,782)	(20,917)	(13,185)
Debt modification and extinguishment costs	(4,987)	(10,738)	—
Foreign currency and other, net	(26,588)	10,003	2,298
Income (loss) before income taxes	(58,288)	(27,354)	(3,914)
Income tax (provision) benefit	1,137	5,413	(4,353)
Net income (loss)	(57,151)	(21,941)	(8,267)
Less: Earnings attributable to noncontrolling interests	(1,923)	(2,277)	—
Net income (loss) attributable to Polymer Group, Inc.	$(55,228)	$(19,664)	$(8,267)

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PGI Reports Third Quarter 2014 Results

POLYMER GROUP, INC.
Consolidated Statements of Operations
(In Thousands)

Unaudited

	Nine Months Ended September 27, 2014	Nine Months Ended September 28, 2013
Net sales	$1,360,495	$867,599
Cost of goods sold	(1,118,952)	(723,143)
Gross profit	241,543	144,456
Selling, general and administrative expenses	(185,499)	(107,176)
Special charges, net	(47,868)	(10,647)
Other operating, net	(2,658)	(1,975)
Operating income (loss)	5,518	24,658
Other income (expense):
Interest expense	(67,605)	(37,592)
Debt modification and extinguishment costs	(15,725)	—
Foreign currency and other, net	(11,626)	(22)
Income (loss) before income taxes	(89,438)	(12,956)
Income tax (provision) benefit	850	(9,444)
Net income (loss)	(88,588)	(22,400)
Less: Earnings attributable to noncontrolling interests	(4,216)	—
Net income (loss) attributable to Polymer Group, Inc.	$(84,372)	$(22,400)

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PGI Reports Third Quarter 2014 Results

POLYMER GROUP, INC.
Condensed Consolidated Balance Sheets
(In Thousands)

Unaudited

	September 27, 2014	December 28, 2013
ASSETS

Current assets:
Cash and cash equivalents	$182,683	$86,064
Accounts receivable, net	262,074	194,827
Inventories, net	182,205	156,074
Other current assets	98,621	61,414
Total current assets	725,583	498,379

Property, plant and equipment, net	989,389	652,780
Goodwill and intangible assets, net	373,740	284,727
Other noncurrent assets	38,904	28,634
Total assets	$2,127,616	$1,464,520

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$311,340	$307,731
Current portion of long-term debt and short-term borrowings	51,249	16,269
Other current liabilities	1,479	4,955
Total current liabilities	364,068	328,955

Long-term debt	1,440,130	880,399
Deferred consideration	44,791	—
Other noncurrent liabilities	139,284	95,427
Total liabilities	1,988,273	1,304,781

Total equity	139,343	159,739
Total liabilities and equity	$2,127,616	$1,464,520

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PGI Reports Third Quarter 2014 Results

POLYMER GROUP, INC.
Selected Financial Data
(In Thousands)

Unaudited

	Three Months Ended September 27, 2014	Three Months Ended June 28, 2014	Three Months Ended September 28, 2013	Nine Months Ended September 27, 2014	Nine Months Ended September 28, 2013
Selected Financial Data
Depreciation and amortization	$35,103	$25,634	$17,609	$84,318	$49,821
Amortization of loan acquisition costs	1,670	1,274	607	3,970	1,821
Capital expenditures	20,009	19,685	8,999	53,809	35,499
U.S. manufacturing line operating lease expense	2,067	2,067	2,067	6,201	6,201
Non-cash compensation	504	504	519	1,569	3,456

Special charges, net
Restructuring and plant realignment costs	$782	$7,286	$662	$11,213	$3,781
Acquisition and integration costs	6,973	16,907	6,215	29,333	6,258
Non-cash impairment charges	6,851	—	—	6,851	—
Other	287	71	216	471	608
Total	$14,893	$24,264	$7,093	$47,868	$10,647

Adjusted EBITDA	Three Months Ended September 27, 2014	Three Months Ended June 28, 2014	Three Months Ended September 28, 2013	Nine Months Ended September 27, 2014	Nine Months Ended September 28, 2013
The following table reconciles Adjusted EBITDA from the most comparable GAAP measure:
Net income (loss) attributable to Polymer Group, Inc.	$(55,228)	$(19,664)	$(8,267)	$(84,372)	$(22,400)
Noncontrolling interests	(1,923)	(2,277)	—	(4,216)	—
Interest expense	28,782	20,917	13,185	67,605	37,592
Income and franchise tax	(1,036)	(5,310)	4,431	(464)	9,680
Depreciation and amortization	35,103	25,634	17,609	84,318	49,821
Purchase accounting adjustments	1,750	3,366	—	7,653	—
Non-cash compensation	504	504	519	1,569	3,456
Special charges, net	14,893	24,264	7,093	47,868	10,647
Foreign currency and other, net	25,085	(5,347)	(1,562)	16,705	2,192
Debt modification and extinguishment	4,987	10,738	—	15,725	—
Severance and relocation expenses	633	972	885	2,653	4,127
Unusual or non-recurring charges, net	649	627	444	1,276	736
Business optimization expenses	999	71	99	1,132	224
Management, monitoring and advisory fees	2,733	830	854	4,408	2,879
Adjusted EBITDA	$57,931	$55,325	$35,290	$161,860	$98,954

Note: Prior periods have been adjusted to reflect updated purchase accounting valuations for the Fiberweb acquisition.

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PGI Reports Third Quarter 2014 Results

POLYMER GROUP, INC.
Selected Financial Data (Continued)
(In Thousands)

Unaudited

Adjusted EBITDA	Trailing Twelve Months Ended September 27, 2014

Net income (loss) attributable to Polymer Group, Inc.	$(86,905)
Noncontrolling interests	(4,250)
Interest expense	85,986
Income and franchise tax	(45,802)
Depreciation and amortization	105,993
Purchase accounting adjustments	14,941
Non-cash compensation	2,442
Special charges, net	70,409
Foreign currency and other, net	26,201
Loss on debt modification	19,060
Severance and relocation expenses	3,468
Unusual or non-recurring charges, net	1,503
Business optimization expenses	1,226
Management, monitoring and advisory fees	5,384
Proforma Adjusted EBITDA contribution from Fiberweb Acquisition	2,095
Proforma Adjusted EBITDA contribution from Providencia Acquisition	26,645
Proforma Adjusted EBITDA contribution from estimated synergies	32,863
Adjusted EBITDA (Term Loans and Senior Unsecured Notes)	261,259
Portion of synergies above allowed amount in Senior Secured Notes	(6,737)
Adjusted EBITDA (Senior Secured Notes)	$254,522

Note:
Prior periods have been adjusted to reflect updated purchase accounting valuations for the Fiberweb acquisition.
Pro forma Adjusted EBITDA contribution from Providencia for pre-acquisition periods have been updated to reflect refined estimates of the impacts of the application of PGI accounting policies.

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